FORM OF
                          NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS C
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


The Class C of the Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:


Neuberger Berman Equity Income Fund
Neuberger Berman Global Real Estate Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Select Equities Fund



Dated:  April 22, 2008